SUBSCRIPTION AGREEMENT

Independent Film Development Corporation

190 N. Canon Drive Suite 420

Beverly Hills, CA  90210

Gentlemen:

The undersigned has read and understands the matters set forth in your offering circular, dated May 5, 2008.  The undersigned represents as set forth below and subscribes to purchase ________Units at $4.00 per Unit, each consisting of one share of common stock of Independent Film Development Corporation and one warrant to purchase one share of common stock for $4.00 per share which warrant expires one year after May 3, 2008, subject to your acceptance of this subscription.   There is no minimum contingency and proceeds may be utilized upon receipt.  The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

State:_____________________

A State foreign to U.S.A.:__________________

Dated:______________.

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Signature

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Name of Corporation, Trust, Print or type name of

or Partnership Signer

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State where incorporated,P.O. Box or Street Address

organized, or domiciled

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Print Signer's Capacity

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Print Signer's Address

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Print Signer's City, State and Zip Code

_________________________

Tax ID Number_________________________

Telefax and Phone Numbers

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Social Security No.